UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                          FORM 8-K


                       CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15 (d)
           OF THE SECURITIES EXCHANGE ACT OF 1934





                      January 12, 1996
      Date of Report (Date of earliest event reported)


                    Community Banks, Inc.
   (Exact name of registrant as specified in its charter)





  Pennsylvania                      0-15786     23-2251762
(State or other jurisdiction      (Commission  (IRS Employer
 of incorporation or organization) File Number) ID No.)




            150 Market Street
        Millersburg, Pennsylvania               17061
(Address of principal executive offices)     (Zip Code)




                       (717) 692-4781
   (registrant's telephone number, including area code)



                       Not Applicable
   (Former name, former address and former fiscal year,
               if changed since last report)






Item 2.  Acquisition or Disposition of Assets.

         On January 12, 1996 (the "Effective Date")
Registrant acquired The Citizens' National Bank of Ashland ("Citizens") by means of the merger (the "Merger) of Citizens into Community Banks, National Association ("CBNA"), the wholly owned banking subsidiary of Registrant. The merger was affected pursuant to an Agreement and Plan of Merger dated July 5, 1995 (the "Merger Agreement") between Registrant and Citizens.

         Pursuant to the terms of the Merger Agreement, on the Effective Date, each share of Citizens' common stock, par value of $20.00, issued and outstanding was converted into the right to receive shares of the Registrant's common stock, $5.00 par value, as determined by the Merger
Agreement. The exchange ratio value of $770.00 per common share of Citizens was based on the average closing price of the Registrant's common stock during the 30 business day period prior to five days before the merger and subject to the minimum and maximum values of $24.675 and $27.825, respectively.

         In the Merger, 19,994.5 shares of Citizens outstanding common stock were exchanged for common stock of Registrant in the ratio of 28.912 shares of Registrant's common stock for each share of Citizens common stock (an aggregate of 578,081 shares of Registrant's common stock). The remaining 5.5 shares of Citizens' outstanding common stock which represented fractional shares were exchanged for cash in the amount of $770.00 per share (an aggregate of $4,235). Funds needed to pay the cash portion of the purchase price were obtained internally by liquidation of short-term investments. The total consideration associated with the Merger was $15,400,266.

         Within ten business days after the Effective Date, Registrant sent to each person who on the Effective Date was a holder of record of Citizens' common stock transmittal materials and instructions for surrendering certificates for Citizens' common stock in exchange for the number of whole shares of Registrant's common stock to which such person is entitled pursuant to the exchange ratio. No certificates for fractional shares of Registrant's common stock will be issued. Registrant will furnish to any holder of common stock entitled to a fractional share a check for an amount of cash equal to the fraction of a share of Registrant's common stock represented by the certificates so surrendered in accordance with the exchange ratio.

         There were no relationships, material or otherwise, between Citizens and the Registrant or any of the Registrant's affiliates, or any director or officer of the Registrant, or any associate of any such director or officer prior to the Effective Date. In accordance with the Merger Agreement, Mr. Dean N. Paul, Cashier of Citizens, will be named to CBNA's Board of Directors.

         For additional information regarding the Merger, Citizens and the Merger Agreement, reference is made to the Proxy Statement dated November 1, 1995 included in
Registrant's Registration Statement No. 33-63239 on Form S-4 dated October 6, 1995.

Item 7.  Financial Statements and Exhibits.

         (a)  Financial Statements:

         Pursuant to Item 7(a)(4) of Form 8-K, Registrant is not providing the required financial statements with this Current Report on Form 8-K because to do so would be impracticable. The Registrant will file such financial information as can be generated within the 60 day period following the date by which this Current Report on Form 8-K must be filed as provided in Item 7(a)(4).

         (b)  Pro Forma Financial Information

         Pursuant to Item 7(a)(4) of Form 8-K, Registrant is not providing the required financial statements with this Current Report on Form 8-K because to do so would be impracticable. The Registrant will file such financial information as can be generated with the 60 day period following the date by which this Current Report on Form 8-K must be filed as provided in Item 7(a)(4).

        (c)  Exhibits:

             (2)  Plan of Acquisition, Reorganization,
                  Arrangement, Liquidation or Succession.

         Incorporated by reference is the Proxy Statement dated November 1, 1995 included in Registrant's Registration
Statement No. 33-63239 on Form S-4 dated October 6, 1995.

            (28)  Additional Exhibits.

         The press release of the Registrant dated January
12, 1996, regarding consummation of the Merger is included on page 4.








                         SIGNATURES



         Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Community Banks, Inc.






Date:  January 18, 1996       By:/s/   Terry L. Burrows
                                       Terry L. Burrows
                                    Executive Vice President
                                    Chief Financial Officer


                         COMMUNITY BANKS, INC.


FOR IMMEDIATE RELEASE:
Millersburg, Pennsylvania            Date:  January 12, 1996

                                           Exhibit 28



                    COMMUNITY BANKS, INC.
            ANNOUNCES COMPLETION OF THE MERGER OF
     THE CITIZENS NATIONAL BANK OF ASHLAND, PENNSYLVANIA
          BY COMMUNITY BANKS, NATIONAL ASSOCIATION
        ITS WHOLLY-OWNED NATIONAL BANKING SUBSIDIARY

          Community Banks, Inc., Millersburg, Pennsylvania
(Community) (NASDAQ NMS:CBKI) announced today the merger of The Citizens National Bank of Ashland, Pennsylvania
(Citizens) into Community Banks, National Association
(CBNA), Community's wholly-owned national banking subsidiary.

          The merger was concluded at 3:00 P.M. on January 12, 1996 through the exchange of shares of Community common stock for all of the outstanding capital stock of Citizens. Citizens' shareholders will receive 28.912 shares of Community common stock for each share of Citizens stock that they held as of January 12. The main office of Citizens and its two branch offices will be operated as branches of CBNA.

          Community is a bank holding company and parent of CBNA. Community's common stock is listed on the NASDAQ
National Market System under the symbol CBKI. CBNA now has 21 community banking offices throughout Dauphin, Northumberland, Schuylkill, and Luzerne Counties,
Pennsylvania, with combined assets of 380 million dollars.

For further information contact:  Thomas L. Miller
                                  Chairman & CEO
                                  Community Banks, Inc.
                                  717-692-4781